                                                                      Exhibit 12
                                                                      ----------

                                              Ratio of Earnings to Fixed Charges
                                              ----------------------------------
                                                       (in thousands)

                                                      For the Years Ended December 31,              Nine Months Ended September 30,
                                               -----------------------------------------------      -------------------------------
                                               1993          1994          1995          1996           1996                 1997
                                              ------        ------        ------        ------         ------               ------
Pre-tax Earnings                             $ 1,897       $ 5,367       $ 6,088       $ 10,293       $ 7,528              $ 10,572
Add back:
    Interest expense                             --            --             46          2,740         1,829                 4,876
    Amortization of debt issuance costs          --            --            --             392           208                   844
    Operating leases                             --            --            --              29           238                   988
                                             -------       -------       -------       --------       -------              --------
    Fixed charges                                --            --             46          3,161         2,275                 6,708
                                             -------       -------       -------       --------       -------              --------
                                             $ 1,897       $ 5,367       $ 6,134       $ 13,454       $ 9,803              $ 17,280
                                             =======       =======       =======       ========       =======              ========
Ratio of earnings to fixed charges              N/A           N/A         133.35           4.26          4.31                  2.58
                                             -------       -------       -------       --------       -------              --------